SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                  POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8

                 REGISTRATION STATEMENT UNDER
                  THE SECURITIES ACT OF 1933


                    PETER KIEWIT SONS', INC.
     (Exact name of registrant as specified in its charter)


     Delaware                                91-1842817
(State of incorporation or organization)  (I.R.S. Employer
                                         Identification No.)


Kiewit Plaza, Omaha, Nebraska                    68131
(Address of principal executive offices)      (Zip Code)


                   PETER KIEWIT SONS', INC.
                   EMPLOYEE OWNERSHIP PLAN
                   (Full title of the Plan)


                   Michael F. Norton, Esq.
                   Peter Kiewit Sons', Inc.
                        Kiewit Plaza
                    Omaha, Nebraska 68131
                       (402) 342-2052
   (Name, address and telephone number, including area code,
                    of agent for service)


                   Post-Effective Amendment No. 1

     Peter Kiewit Sons', Inc., a Delaware corporation (the "Company"), is filing this Post-Effective Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-8 (File No. 333-51733), filed with the Securities and Exchange Commission on May 4, 1998, to deregister 122,480 shares of common stock, par value $0.01 per share of the Company, which were registered for issuance under the Company's Employee Ownership Plan and not sold.




SIGNATURES
                            ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 29, 2000.

                                     PETER KIEWIT SONS', INC.


                                     By: /s/ Tobin A. Schropp
                                         --------------------
                                     Name: Tobin A. Schropp
                                     Title: Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                      Title                             Date
----                      -----                             ----

                         Chief Executive Officer
/s/ Kenneth E. Stinson   (Principal Executive Officer)
Kenneth E. Stinson                               December 29, 2000

                         Vice President
/s/ Michael J. Piechoski (Principal Financial Officer)
Michael J. Piechoski                             December 29, 2000

                         Controller
/s/ Gregory D. Brokke    (Principal Accounting Officer)
Gregory D. Brokke                               December 29, 2000

/s/ Mogens C. Bay         Director               December 29, 2000
Mogens C. Bay

/s/ Roy L. Cline          Director               December 29, 2000
Roy L. Cline

/s/ Richard W. Colf       Director               December 29, 2000
Richard W. Colf

/s/ James Q. Crowe        Director               December 29, 2000
James Q. Crowe

/s/ Richard Geary         Director               December 29, 2000
Richard Geary

/s/ Bruce E. Grewcock     Director               December 29, 2000
Bruce E. Grewcock


/s/ William L. Grewcock   Director               December 29, 2000
William L. Grewcock

/s/ Peter Kiewit, Jr.     Director               December 29, 2000
Peter Kiewit, Jr.

/s/ Allan K. Kirkwood     Director               December 29, 2000
Allan K. Kirkwood

/s/ Walter Scott, Jr.     Director               December 29, 2000
Walter Scott, Jr.

/s/ George B. Toll, Jr.   Director               December 29, 2000
George B. Toll, Jr.


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